UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) Oct. 3, 2017

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-3034	XCEL ENERGY INC.	41-0448030
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

001-3280	PUBLIC SERVICE COMPANY OF COLORADO	84-0296600
(a Colorado corporation)
1800 Larimer Street Suite 1100
Denver, Colorado 80202
(303) 571-7511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On Oct. 3, 2017, Public Service Company of Colorado (PSCo), a Colorado corporation, and wholly owned subsidiary of Xcel Energy Inc., filed a multi-year request with the Colorado Public Utilities Commission (CPUC) seeking to increase retail electric rates. The request, summarized below, is based on forecast test years ending Dec. 31, a 10.0 percent return on equity and an equity ratio of 55.25 percent.

Revenue Request (millions of dollars)	2018	2019	2020	2021	Total
Revenue request	$74.6	$74.9	$59.7	$35.7	$244.9
CACJA revenue conversion to base rates (a)	90.4	—	—	—	90.4
TCA revenue conversion to base rates (a)	42.7	—	—	—	42.7
Total (b)	$207.7	$74.9	$59.7	$35.7	$378.0

Expected year-end rate base (billions of dollars) (b)	$6.8	$7.1	$7.3	$7.4

(a)
The roll-in of each of the Transmission Cost Adjustment (TCA) and Clean Air Clean Jobs Act (CACJA) rider revenues into base rates will not have an impact on total customer bills or total revenue as these costs are already being recovered from customers through a rider. Transmission investments for 2019 through 2021 will be recovered through the TCA rider.

(b)
This base rate request does not include the impacts associated with the renewable energy standard adjustment and retail electric commodity adjustment related to the Rush Creek wind investments which are scheduled to be placed in service in late 2018, or any impacts of the proposed Colorado Energy Plan, which was filed with the CPUC in August 2017.

The rate request reflects continued capital investments, including amounts for distribution infrastructure necessary to meet growing customer energy needs. In addition, PSCo is planning to implement an Advanced Grid Intelligence and Security initiative driven by customer demand, which would result in more reliable and improved customer service, and potentially lower bills. The request also reflects increases in depreciation expense, based on a depreciation study approved by the CPUC in January 2017, which includes recovery of environmental investments and early coal plant retirements primarily associated with the CACJA.

Final rates are expected to be effective in June 2018. A stay-out provision and earnings test through 2021 have also been proposed.

Certain information discussed in this Current Report on Form 8-K is forward-looking information that involves risks, uncertainties and assumptions. Forward-looking information includes, among other information, the expected impact of PSCo’s electric rate case, the impact of proposed rate adjustments, interim rates, and other statements identified by words such as “may,” “believe,” “expect,” “estimate,” “anticipate,” “would,” or “plan.” Forward-looking statements are subject to certain risks, uncertainties and assumptions. Although Xcel Energy believes that its expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Factors, in addition to those discussed in Xcel Energy’s and PSCo’s Annual Report on Form 10-K for the year ended Dec. 31, 2016, and subsequent securities filings, that could cause actual results to differ materially include: general economic conditions, including inflation rates, monetary fluctuations and their impact on capital expenditures and the ability of Xcel Energy Inc. and its subsidiaries (collectively, Xcel Energy) to obtain financing on favorable terms; business conditions in the energy industry; including the risk of a slow down in the U.S. economy or delay in growth recovery; trade, fiscal, taxation and environmental policies in areas where Xcel Energy and PSCo have a financial interest; customer business conditions; actions of credit rating agencies; competitive factors including the extent and timing of the entry of additional competition in the markets served by Xcel Energy and its subsidiaries; unusual weather; effects of geopolitical events, including war and acts of terrorism; cyber security threats and data security breaches; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rates or have an impact on asset operation or ownership; or impose environmental compliance conditions; structures that affect the speed and degree to which competition enters the electric and natural gas markets; costs and other effects of legal and administrative proceedings, settlements, investigations and claims; financial or regulatory accounting policies imposed by regulatory bodies; outcomes of regulatory proceedings; availability or cost of capital; and employee work force factors. Forward-looking statements speak only as of the date they are made, and Xcel Energy expressly disclaims any obligation to update any forward-looking information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oct. 5, 2017	Xcel Energy Inc. (a Minnesota corporation)
Public Service Company of Colorado (a Colorado corporation)

/s/ ROBERT C. FRENZEL
Robert C. Frenzel
Executive Vice President, Chief Financial Officer